Exhibit 14.3




               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Independent Auditors" in the Proxy Statement/Prospectus of Great Hall Money Market Fund ("the Prime Fund"), a separate series of Great Hall Investment Funds, Inc. relating to the acquisition of the assets of D.L. Babson Money Market Fund, Inc. into the Prime Fund in this Registration Statement (Form N-14), filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young, LLP


Kansas City, Missouri
December 15, 2003